UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 9, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Acquisition of Assets in Oklahoma

      On May 3, 2005, the Company amended two of the four previously announced purchase and sale agreements to acquire assets located in the Arkoma Basin of Oklahoma. These two purchase and sale agreements, which relate to gas properties and a gathering system located in the Haywood area in Pittsburg County, Oklahoma, were amended to extend the closing deadline from May 6, 2005 to May 11, 2005.

Item 8.01 Other Events

Private Placement of Senior Notes

      On May 9, 2005, PetroQuest Energy, Inc. (the “Company”) announced that it has priced a private placement of $125 million in aggregate principal amount of 10.375% Senior Notes due 2012. The notes were priced at 98.783% of their face value to yield 10.625%. The notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the private placement to repay amounts under its existing credit facilities, to fund acquisitions and for general corporate purposes. A copy of the press release announcing the pricing of the private placement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (c) Exhibits:

99.1	Press Release dated May 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: May 9, 2005	/s/ Daniel G. Fournerat

Daniel G. Fournerat
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 9, 2005

4